Exhibit 99.4

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED STATEMENT OF OPERATIONS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended March 31, 2009
Sales	$593
Costs and expenses:
Cost of sales, excluding depreciation, amortization and cost of timber harvested	406
Depreciation, amortization and cost of timber harvested	100
Distribution costs	64
Selling and administrative expenses	45
Closure costs, impairment and other related charges	31
Net gain on disposition of assets	(52)
Operating loss	(1)
Interest expense	(136)
Other expense, net	(3)
Loss before income taxes	(140)
Income tax benefit	7
Net loss including noncontrolling interests	(133)
Less: Net income attributable to noncontrolling interests	(10)
Net loss attributable to Abitibi-Consolidated Inc. and AbitibiBowater US Holding LLC	$(143)

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED BALANCE SHEET INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

March 31,
2009
Assets
Current assets:
Cash and cash equivalents	$142
Accounts receivable, net	311
Accounts receivable from affiliates	28
Inventories, net	353
Assets held for sale	570
Other current assets	22
Total current assets	1,426
Fixed assets, net	2,287
Amortizable intangible assets, net	456
Other assets	420
Total assets	$4,589

Liabilities and deficit
Current liabilities:
Accounts payable and accrued liabilities	$595
Short term bank debt	347
Current installments of long-term debt	429
Liabilities associated with assets held for sale	188
Total current liabilities	1,559
Long-term debt, net of current installments	2,599
Pension and other postretirement projected benefit obligations	362
Other long-term liabilities	79
Deficit:
Total Abitibi-Consolidated Inc. and AbitibiBowater US Holding LLC shareholders' deficit	(80)
Noncontrolling interests	70
Total deficit	(10)
Total liabilities and deficit	$4,589

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

COMBINED STATEMENT OF CASH FLOWS INFORMATION

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited, in millions of U.S. dollars)

Three Months Ended March 31, 2009
Cash flows from operating activities:
Net loss including noncontrolling interests	$(143)
Adjustments to reconcile net loss including noncontrolling interests to net cash used in operating activities:
Depreciation, amortization and cost of timber harvested	100
Closure costs, impairment and other related charges	31
Deferred income taxes	(10)
Net pension contributions	(45)
Net gain on disposition of assets	(52)
Amortization of debt discount (premium), net	36
Changes in working capital:
Accounts receivable	50
Inventories	5
Other current assets	3
Accounts payable and accrued liabilities	(19)
Other, net	(17)
Net cash used in operating activities	(61)
Cash flows from investing activities:
Cash invested in fixed assets	(13)
Disposition of assets	69
Decrease in deposit requirements for letters of credit, net	3
Net cash provided by investing activities	59
Cash flows from financing activities:
Cash dividends to noncontrolling interests	(7)
Other financing activities, net	1
Net cash used in financing activities	(6)
Net decrease in cash and cash equivalents	(8)
Cash and cash equivalents:
Beginning of period	150
End of period	$142

See accompanying footnote.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

Unaudited quarterly combined financial information

The accompanying unaudited quarterly combined financial information ("Financial Information") includes the accounts of Abitibi-Consolidated Inc. and its subsidiaries ("Abitibi") and the accounts of AbitibiBowater US Holding LLC and its subsidiaries ("Holding" and together with Abitibi, the "Company," "we" or "our"). Both Abitibi and Holding are wholly-owned subsidiaries of AbitibiBowater Inc. ("AbitibiBowater").

This Financial Information was prepared solely for the information and use of certain holders of certain of AbitibiBowater's indebtedness. This Financial Information is not intended to be financial statements prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). Each of Abitibi's and Holding's consolidated results of operations information, consolidated cash flows information and consolidated financial position information included in the Financial Information have been derived from the underlying accounting records of AbitibiBowater, primarily following the significant accounting policies and using the same critical accounting estimates and basis of accounting as AbitibiBowater, such as long-lived assets impairment testing. However, this financial information for both Abitibi and Holding may not fully reflect the costs to each entity of doing business on a standalone basis, and any differences could be significant. Accordingly, Abitibi's and Holding's information included in this Financial Information has not been derived from financial statements prepared in accordance with U.S. GAAP. On October 29, 2007, Bowater Incorporated combined with Abitibi to form AbitibiBowater (the "Combination"). The Combination was accounted for as a purchase in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations" ("SFAS 141"). The consideration and related costs to effect the Combination were "pushed down" to us and were allocated to the assets acquired and liabilities assumed based on their relative fair values at the date of the Combination in accordance with SFAS 141. However, goodwill was not pushed down to us from AbitibiBowater and this consideration was recorded as part of total deficit.

The principles used to prepare the Financial Information are similar to those used to prepare consolidated financial statements. The Financial Information as of and for the three months ended March 31, 2009 has been compiled by management on a combined basis to include the accounts of both Abitibi and Holding (prepared on their respective bases as described above), adjusted for eliminations of intercompany transactions between Abitibi and Holding. However, as noted above, the Financial Information as of and for the three months ended March 31, 2009 is not, nor is it intended to be, in accordance with U.S. GAAP.

Creditor Protection Proceedings

On April 16, 2009, AbitibiBowater and certain of its U.S. and Canadian subsidiaries, including Holding, filed voluntary petitions (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "U.S. Court") for relief under the provisions of Chapter 11 of the United States Bankruptcy Code, as amended. In addition, on April 17, 2009, AbitibiBowater and certain of its Canadian subsidiaries, including Abitibi and Abitibi-Consolidated Company of Canada ("ACCC"), a wholly-owned subsidiary of Abitibi, sought creditor protection (the "CCAA Proceedings") under the Companies' Creditors Arrangement Act with the Superior Court of Quebec in Canada (the "Canadian Court"). On April 17, 2009, Abitibi and ACCC each filed a voluntary petition for provisional and final relief (the "Chapter 15 Cases") in the U.S. Court under the provisions of Chapter 15 of the United States Bankruptcy Code, as amended, to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings. The Chapter 11 Cases, the Chapter 15 Cases and the CCAA Proceedings are collectively referred to as the "Creditor Protection Proceedings." The U.S. Court and the Canadian Court are collectively referred to as the "Courts." Abitibi's subsidiary which owns its Bridgewater, United Kingdom operations and Holding's subsidiaries which own 52.5% of Augusta Newsprint Company were not included in the Creditor Protection Proceedings and will continue to operate outside of such proceedings.

Basis of presentation and going concern issues

The commencement of the Creditor Protection Proceedings and the liquidity issues experienced by AbitibiBowater raise substantial doubt about AbitibiBowater's ability to continue as a going concern. As such, the underlying financial records from which the Financial Information was derived have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

ABITIBI-CONSOLIDATED INC. AND ABITIBIBOWATER US HOLDING LLC

BASIS OF PRESENTATION FOOTNOTE

(Under Creditor Protection Proceedings as of April 16 and 17, 2009)

(Unaudited)

The Creditor Protection Proceedings and AbitibiBowater's debtor in possession financing arrangements provide AbitibiBowater with a period of time to stabilize its operations and financial condition and develop a comprehensive restructuring plan. Management believes that these actions make the going concern basis of presentation appropriate. However, it is not possible to predict the outcome of these proceedings and as such, the realization of assets and discharge of liabilities are each subject to significant uncertainty. Further, AbitibiBowater's ability to continue as a going concern is dependent on market conditions and its ability to successfully develop and implement a comprehensive restructuring plan and improve profitability, obtain alternative financing to replace its debtor in possession financing arrangements and restructure its obligations in a manner that allows it to obtain confirmation of a plan of reorganization by the Courts. However, it is not possible to predict whether the actions taken in its restructuring will result in improvements to its financial condition sufficient to allow it to continue as a going concern. If the going concern basis is not appropriate, adjustments will be necessary to the carrying amounts and/or classification of our assets and liabilities.

Further, a comprehensive restructuring plan could materially change the carrying amounts and classifications reported in our Financial Information. The assets and liabilities in our Financial Information do not reflect any adjustments related to the Creditor Protection Proceedings, which arose subsequent to March 31, 2009. In addition, our Financial Information does not purport to reflect or provide for the consequences of the Creditor Protection Proceedings, such as (i) the realizable value of our assets on a liquidation basis or their availability to satisfy liabilities, (ii) the amounts of pre-petition liabilities that may be allowed for claims or contingencies or the status and priority thereof, (iii) the effect of any changes in our deficit that may be made in AbitibiBowater's recapitalization or (iv) the effect on our Financial Information regarding any changes made to our business resulting from AbitibiBowater's comprehensive restructuring plan.

Recently adopted accounting pronouncement

Effective January 1, 2009, we adopted SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 established new guidance governing the accounting for and reporting of noncontrolling interests ("NCIs") in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case), that increases and decreases in the parent's ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses, and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. The adoption also impacted certain captions previously used in our Combined Statement of Operations Information, largely identifying net loss including NCI and net loss attributable to the Company. The adoption of SFAS 160 did not have a material impact on our results of operations information or financial position information.